UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.    )
__________________

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

Talen Energy Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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On July 1, 2016, Paul A. Farr, President and Chief Executive Officer of Talen Energy Corporation (the “Company”) sent the following message to the Company’s employees:

July 1, 2016

Employee message from President and CEO Paul Farr: Merger update

Thank you all for your continued focus on safety and operational excellence since we announced the transaction with Riverstone. It’s been almost a month since the announcement, and there has been a lot of activity behind the scenes to keep the process moving forward.

By way of update, the focus since the day of the announcement has been on applications and regulatory filings needed for transaction approval. This week, we filed a preliminary Proxy Statement with the SEC that, after it has completed the SEC review process, will be distributed to stockholders so they can vote on the merger agreement. The date of the stockholder meeting to vote on the transaction has not yet been determined. We also filed our NRC application this week. We will be filing the FERC and New York Public Service Commission applications shortly. We have already heard from the Department of Justice that it has completed its antitrust review under the Hart Scott Rodino Act. I want to recognize and thank everyone who contributed to those filing efforts, as the work to complete them has been very significant.

We are discussing with Riverstone officials the possibility of scheduling sessions with Talen Energy employees this summer at many work locations so they can introduce the firm and begin to share with you their vision and strategy for the company after the transaction closes. We will share information with you about those sessions in the coming weeks.

In the meantime, please remain focused on the safe performance of your jobs and the successful completion of the major projects going on across the company. These projects are very important to the future success of Talen Energy. We’ve all come to understand that change is constant and we need to focus our energy and attention on the things within our control.

In closing, on behalf of the entire senior management team, I would like to wish all of you a safe and happy July 4th weekend, and that you have an enjoyable summer vacation season with family and friends.

Paul

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition of Talen Energy by Riverstone will be submitted to the stockholders of Talen Energy for their consideration. On July 1, 2016, Talen Energy filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement of Talen Energy. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Talen Energy stockholders. Talen Energy also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TALEN ENERGY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about Talen Energy and Riverstone, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Talen Energy will be available free of charge on Talen Energy’s website at www.talenenergy.com under the tab “Investors & Media” or by contacting Talen Energy’s Investor Relations Department at (610) 774-3389. Talen Energy and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Talen Energy in connection with the proposed transaction. Information about the directors and executive officers of Talen Energy is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 12, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Talen Energy’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Talen Energy’s expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the company; the company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Talen Energy and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required stockholder approval, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (ii) the possibility that the expected financial impacts will not be realized, or will not be realized within the expected time period, because of, among other things, changes in commodity prices and related costs; the effectiveness of Talen Energy’s risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy’s ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy’s level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy’s ability to operate its business; the performance of Talen Energy’s subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; acquisition or divestiture activities, and Talen Energy’s ability to realize expected synergies and other benefits from such business transactions; changes in technology; any failure of Talen Energy’s facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy’s ability to optimize its competitive power generation operations and the costs associated with any capital expenditures; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; and risks associated with federal and state tax laws and regulations.

Talen Energy cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Talen Energy’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Talen Energy the proposed transaction or other matters and attributable to Talen Energy or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Talen Energy does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.